CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
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     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Baird Funds, Inc. (the "Company") does hereby certify, to such officer's knowledge, that the report on Form N-CSR of the Company for the period ended June 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mary Ellen Stanek                   /s/ Leonard Rush
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Mary Ellen Stanek                       Leonard Rush
President, Baird Funds, Inc.            Treasurer, Baird Funds, Inc.

Date:  September 1, 2005                Date:  September 1, 2005
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This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002 and shall not be deemed "filed" as part of Form N-CSR or as a separate disclosure document for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. The certification shall also not be deemed to be incorporated by reference into the Report or any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.